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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) July 27, 2001

SOBIESKI BANCORP, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-25518 (Commission File Number)	35-1942803 (IRS Employer Identification No.)
2930 W. Cleveland Road, South Bend, Indiana (Address of principal executive offices)	46628 (Zip Code)

Registrant's telephone number, including area code (219) 271-8300

N/A (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

       On July 27, 2001, Sobieski Bancorp, Inc. (the "Company") issued the press release attached hereto as Exhibit 99 announcing that its 2001 Annual Meeting of Stockholders will be held at 2:00 p.m., Eastern Standard Time, on October 22, 2001 at the Company's main office, located at 2930 W. Cleveland Road, South Bend, Indiana, and that the voting record date for the meeting is September 14, 2001.

ITEM 7.   Financial Statements and Exhibits

       (c) Exhibits

              Exhibit 99     Press Release, dated July 27, 2001

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBIESKI BANCORP, INC.

Date: July 30, 2001	By: /s/ Thomas F. Gruber Thomas F. Gruber, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99	Press Release dated July 27, 2001